                            BRITE VOICE SYSTEMS, INC.
                         1,377,401 Shares Common Stock*
                             UNDERWRITING AGREEMENT

                                                              February ___, 1996

William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois  60606

Ladies and Gentlemen:

     SECTION 1. INTRODUCTORY. Brite Voice Systems, Inc. ("COMPANY") a Kansas corporation, has an authorized capital stock consisting of 10,000,000 shares of Preferred Stock, no par value, none of which shares were outstanding as of February ___, 1996 and 30,000,000 shares of Common Stock, no par value ("COMMON STOCK"), of which __________ shares were outstanding as of such date. Certain stockholders of the Company (collectively referred to as the "SELLING STOCKHOLDERS" and named in Schedule A) propose to sell 1,377,401 shares ("FIRM SHARES") of the Company's issued and outstanding Common Stock to you ("UNDERWRITER"). In addition, the Company proposes to grant to you an option to purchase up to 206,610 additional shares of Common Stock ("OPTION SHARES") as provided in Section 5 hereof. The Firm Shares and, to the extent such option is exercised, the Option Shares, are hereinafter collectively referred to as the "SHARES."

     You have advised the Company and the Selling Stockholders that you propose to make a public offering of the Shares as soon as you deem advisable after the registration statement hereinafter referred to becomes effective, if it has not yet become effective, and the Pricing Agreement hereinafter defined has been executed and delivered.

     Prior to the purchase and public offering of the Shares by you, you, the Company and the Selling Stockholders shall enter into an agreement substantially in the form of Exhibit A hereto (the "PRICING AGREEMENT"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Selling Stockholders and you and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

     The Company and each of the Selling Stockholders hereby confirm their agreements with you as follows:

-------------------------
* Plus an option to acquire up to 206,610 additional shares to cover overallotments.

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     SECTION 2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company
represents and warrants to you and the Selling Stockholders that:

          (a) A registration statement on Form S-3 (File No. 33-______) and a related preliminary prospectus with respect to the Shares have been prepared and filed with the Securities and Exchange Commission ("COMMISSION") by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 ACT"; unless otherwise indicated, all references herein to specific rules are rules promulgated under the 1933 Act); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof. If the Company has elected not to rely upon Rule 430A, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus. If the Company has elected to rely upon Rule 430A, it will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. There have been or will promptly be delivered to you three signed copies and to each Selling Stockholder one copy, of such registration statement and amendments, together with an equal number of copies of all documents incorporated by reference therein and of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus or prospectuses and final forms of prospectus.

               Such registration statement (as amended, if applicable) at the time it becomes effective and the prospectus constituting a part thereof (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b) and/or Rule 434), as from time to time amended or supplemented, are hereinafter referred to as the "REGISTRATION STATEMENT," and the "PROSPECTUS," respectively, except that if any revised prospectus shall be provided to you by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became or becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)), the term Prospectus shall refer to such revised prospectus from and after the time it was provided to you for such use. If the Company elects to rely on Rule 434 of the 1933 Act, all references to "Prospectus" shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to you by the Company in accordance with Rule 434 of the 1933 Act ("RULE 434 PROSPECTUS"). Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) ("RULE 462(b) REGISTRATION STATEMENT") shall be deemed to be part of the "Registration Statement" as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the "Prospectus," as defined herein, as appropriate. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the "EXCHANGE ACT." Any reference herein to

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     any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the 1933 Act ("Incorporated Documents"), as of the date of such preliminary prospectus or Prospectus, as the case may be. Any document filed by the Company under the Exchange Act after the effective date of the Registration Statement or the date of the Prospectus and incorporated by reference in the Prospectus shall be deemed to be included in the Registration Statement and the Prospectus as of the date of such filing.

               The Incorporated Documents, when they were or are filed with the Commission, conformed or will conform in all material respects to the requirements of the Exchange Act and none of such documents contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (b) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and when the Registration Statement became or becomes effective, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, and the Prospectus and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by you specifically for use in the preparation thereof.

          (c) The Company and its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective places of incorporation, with corporate power and authority to own their properties and conduct their business as described in the Prospectus; the Company and each of its subsidiaries are duly qualified to do business as foreign corporations under the corporation law of, and are in good standing as such in, each jurisdiction in which they own or lease substantial properties, have an office, or in which substantial business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon the Company and its subsidiaries taken as a whole; and no proceeding of

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     which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

          (d) Except as disclosed in the Registration Statement, the Company owns directly or indirectly 100 percent of the issued and outstanding capital stock of each of its subsidiaries, free and clear of any claims, liens, encumbrances or security interests and all of such capital stock has been duly authorized and validly issued and is fully paid and nonassessable.

          (e) The issued and outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders to you) as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description thereof contained in the Prospectus.

          (f) The Shares to be sold by the Company, if any, have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus.

          (g) The making and performance by the Company of this Agreement has been duly authorized by all necessary corporate action and will not violate any provision of the Company's charter or bylaws and will not result in the breach, or be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company or any subsidiary is a party or by which the Company, any subsidiary or the property of any of them may be bound or affected, or any order, rule or regulation applicable to the Company or any subsidiary of any court or regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any subsidiary or any of their respective properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or any subsidiary was or is now a party or by which it is bound.
     No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated herein on the part of the Company, except for compliance with the 1933 Act and blue sky laws applicable to the public offering of the Shares by you and clearance of such offering with the National Association of Securities Dealers, Inc. ("NASD"). This Agreement has been duly executed and delivered by the Company.

          (h) The accountants who have expressed their opinions with respect to certain of the financial statements included or incorporated by reference in the Registration Statement are independent accountants as required by the 1933 Act.

          (i) The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement present fairly the consolidated

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     financial position of the Company as of the respective dates of such financial statements, and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus. The financial information set forth in the Prospectus under "Summary" presents fairly on the basis stated in the Prospectus, the information set forth therein.


          (j) Neither the Company nor any subsidiary is in violation of its charter or bylaws or in default under any consent decree, or in default with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party; and there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults which neither singly nor in the aggregate are material to the Company and its subsidiaries taken as a whole.

          (k) There are no material legal or governmental proceedings pending, or to the Company's knowledge, threatened to which the Company or any subsidiary is or may be a party or of which material property owned or leased by the Company or any subsidiary is or may be the subject, or related to environmental or discrimination matters which are not disclosed in the Prospectus, or which question the validity of this Agreement or the Pricing Agreement or any action taken or to be taken pursuant hereto or thereto.

          (l) There are no holders of securities of the Company having rights to registration thereof or preemptive rights to purchase Common Stock except as disclosed in the Prospectus. Holders of registration rights who are not Selling Stockholders have waived such rights with respect to the offering being made by the Prospectus.


          (m) The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or which are not material to the Company and its subsidiaries taken as a whole. The Company and each of its subsidiaries hold their respective leased properties which are material to the Company and its subsidiaries taken as a whole under valid and binding leases.

          (n) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

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          (o)  Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as contemplated by the Prospectus, the Company and its subsidiaries, taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in their condition (financial or otherwise) or results of operations nor any material change in their capital stock, short-term debt or long-term debt.

          (p) The Company agrees not to sell, contract to sell or otherwise dispose of any Common Stock or securities convertible into Common Stock (except Common Stock issued pursuant to currently outstanding options, warrants or convertible securities) for a period of 90 days after this Agreement becomes effective without your prior written consent. The Company has obtained similar agreements from each of its officers and directors, except for any Shares covered by this Agreement.

          (q) There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

          (r) The Company together with its subsidiaries owns and possesses all right, title and interest in and to, or has duly licensed from third parties, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights ("TRADE RIGHTS") material to the business of the Company and each of its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries has received any notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of and neither the Company nor any of its subsidiaries has infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict would have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

          (s) The conduct of the business of the Company and each of its subsidiaries is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.


          (t) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times either exempt from the registration requirements of the 1933 Act or duly registered thereunder and were duly registered with or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

          (u) The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon, and there is no

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     tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets that would or could be expected to have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

          (v) A registration statement relating to the Common Stock has been declared effective by the Commission pursuant to the Exchange Act and the Common Stock is duly registered thereunder. The Shares have been designated for trading on the Nasdaq National Market.

          (w) The Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" as defined in
     Section 3(a) of the Investment Company Act of 1940, as amended ("INVESTMENT COMPANY ACT").

          (x) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, AN ACT RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

     SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLING STOCKHOLDERS.

          (a) Each Selling Stockholder severally represents and warrants to, and agrees with, the Company and you that:

              (i) Such Selling Stockholder has, and on the First Closing Date (as hereinafter defined), will have, valid and unencumbered title to the Shares proposed to be sold by such Selling Stockholder hereunder and full right, power and authority to enter into this Agreement and the Pricing Agreement and to sell, assign, transfer and deliver such Shares hereunder on such date, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights; and upon delivery of and payment for such Shares hereunder on such date, assuming you acquire such Shares in good faith and without notice of any adverse claim within the meaning of the Uniform Commercial Code ("UCC"), you will acquire valid and unencumbered title to such Shares on such date, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights.

             (ii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

             (iii) Such Selling Stockholder has duly executed and delivered a Power of Attorney ("POWER OF ATTORNEY") among the Selling Stockholder, ________________, ____________________, and _____________ (the
          "AGENTS"), naming the Agents as such Selling Stockholder's attorneys-in-fact (and, by the execution by any Agent of this Agreement, such Agent hereby represents and warrants that he has been duly appointed as attorney-in-fact by the Selling Stockholders pursuant to the Power of Attorney) for the purpose of entering into and carrying out this Agreement and the Pricing Agreement, and a copy thereof has been delivered to you.

             (iv) Such Selling Stockholder has deposited in custody, under a Custody Agreement ("CUSTODY AGREEMENT") with UMB Bank, National Association, as custodian ("CUSTODIAN"), certificates in negotiable form representing the Shares to be sold hereunder by such Selling Stockholder, for the purpose of further delivery pursuant to this Agreement. Such Shares on deposit with the Custodian are subject to the interests of the Company, the Underwriter and the other Selling Stockholders, the arrangements made for such custody, and the appointment of the Agents pursuant to the Power of Attorney, are to that extent irrevocable, and the obligations of such Selling Stockholder hereunder and under the Power of Attorney and the Custody Agreement shall not be terminated except as provided in this Agreement, the Power of Attorney or the Custody Agreement by any act of such Selling Stockholder, by operation of law (whether, in the case of an individual Selling Stockholder, by the death or incapacity of such Selling Stockholder or, in the case of a trust or estate, by the death of the trustee or trustees or the executor or executors or the termination of such trust or estate, or, in the case of a partnership or corporation, by the dissolution, winding-up or other event affecting the legal life of such entity) or by the occurrence of any other event. If any individual Selling Stockholder, trustee or executor should die or become incapacitated, or any such trust, estate, partnership or corporation should be terminated, or if any other event should occur before the delivery of the Shares hereunder, the documents evidencing such Shares then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, termination or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof. Each Agent has been authorized by such Selling Stockholder to execute and deliver this Agreement and the Pricing Agreement and the Custodian has been authorized to receive and acknowledge receipt of the proceeds of sale of such Shares against delivery thereof and otherwise act on behalf of such Selling Stockholder. The

          Custody Agreement has been duly executed by such Selling Stockholder and a copy thereof has been delivered to you.

              (v) Such Selling Stockholder agrees with the Company and you not to sell, contract to sell or otherwise dispose of any Common Stock for a period of 90 days after this Agreement becomes effective without your prior written consent.

             (vi) The Stockholder Information (as defined below) relating to such Selling Stockholder does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The parties acknowledge and agree that "Stockholder Information" consists solely of the information with respect to such Selling Stockholder included or incorporated by reference in the Prospectus.

             (vii) This Agreement has been duly authorized and validly executed and delivered by or on behalf of such Selling Stockholder assuming due execution and delivery by the other parties hereto, and constitutes a valid and legally binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (viii) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or by any court or arbitrator is required to be obtained by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Shares by such Selling Stockholder, except such as may be required under the 1933 Act and such as may be required under applicable state securities or blue sky laws or the requirements of the NASD.

             (ix) The sale of the Shares, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, except in each case where such breach, violation or default would have no material effect on the consummation of the transactions contemplated by this Agreement or any effect on title to the Shares, and such Selling Stockholder has full power and authority to sell the Shares to be sold by it as contemplated by this Agreement.

              (x) The sale of the Shares by such Selling Stockholder, the execution, delivery and performance of this Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions herein contemplated and the fulfillment by such Selling Stockholder of the terms hereof, will not result in a breach or violation of any of the terms and provisions of any statute or any rule, regulation or order applicable to such Selling Stockholder of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties.

          (b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, the Underwriter that nothing has come to such Selling Stockholder's attention that causes such Selling Stockholder to believe that the representations and warranties of the Company set forth in
     Section 2 of this Agreement are not true and correct.

     In order to document your compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, each of the Selling Stockholders severally agrees to deliver to you prior to or on the First Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 as to such Selling Stockholder (or other applicable form of statement specified by Treasury Department regulations in lieu thereof).

     SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITER. You represent and warrant to the Company and the Selling Stockholders that the information set forth (a) on the cover page of the Prospectus with respect to price, underwriting discount and terms of the offering and (b) under "Underwriting" in the Prospectus was furnished to the Company by you for use in connection with the preparation of the Registration Statement and is correct and complete in all material respects.

     SECTION 5. PURCHASE, SALE AND DELIVERY OF SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholders, severally and not jointly, agree to sell to you, and you agree to purchase from the Selling Stockholders, the respective number of Firm Shares set forth opposite the names of the Selling Stockholders in Schedule A hereto at the price per share set forth in the Pricing Agreement. The initial public offering price and the purchase price shall be set forth in the Pricing Agreement.

     At 9:00 A.M., Chicago Time, on the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act (or the third business day if required under Rule 15c6-1 under the Exchange Act), following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act (or the third business day if required under Rule 15c6-1 under the Exchange
Act), after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company, the Custodian will deliver to you at the offices of your counsel or through the facilities of The Depository Trust Company, certificates representing the Firm Shares to be sold by the Selling Stockholders, against payment of the purchase price therefor by certified or bank cashier's checks in Chicago Clearing House funds (next-day funds) payable to the order of the Custodian. Such time of delivery and payment is herein referred to as the "FIRST CLOSING DATE." The certificates for the Firm Shares so to be delivered will be in such denominations and registered in such names as you request by notice to the Custodian prior to 10:00 A.M., Chicago Time, on the second full business day preceding the First Closing Date, and will be made available at the Company's expense for checking and packaging by you at 10:00 A.M., Chicago Time, on the business day preceding the First Closing Date. Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above at the offices of counsel for the Underwriter.

     In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to you to purchase up to 206,610 Option Shares, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any overallotments made by you in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date of the initial public offering upon notice by you to the Company setting forth the aggregate number of Option Shares as to which you are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "SECOND CLOSING DATE," shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than 10 full business days after delivery of such notice of exercise. Certificates for the Option Shares will be made available at the Company's expense for checking and packaging at 10:00 A.M., Chicago Time, on the first full business day preceding the Second Closing Date. The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.

     SECTION 6. COVENANTS OF THE COMPANY. The Company covenants and agrees that:

          (a) The Company will advise you and the Selling Stockholders promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise you and the Selling Stockholders promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any preliminary prospectus or of the Prospectus, or for additional information.

          (b) The Company will give you and the Selling Stockholders notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by you in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) and any term sheet as contemplated by Rule 434) and will furnish you and the Selling Stockholders with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or your counsel shall reasonably object.

          (c) If the Company elects to rely on Rule 434 of the 1933 Act, the Company will prepare a term sheet that complies with the requirements of Rule 434. If the Company elects not to rely on Rule 434, the Company will provide you with copies of the form of prospectus, in such numbers as you may reasonably request, and file with the Commission such prospectus in accordance with Rule 424(b) of the 1933 Act by the close of business in Washington, D.C. on the second business day immediately succeeding the date of the Pricing Agreement. If the Company elects to rely on Rule 434, the Company will provide you with copies of the form of Rule 434 Prospectus, in such numbers as you may reasonably request, by the close of business in Washington, D.C. on the business day immediately succeeding the date of the Pricing Agreement.

          (d) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by you in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and, in case you are required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at your expense, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

          (e) Neither the Company nor any of its subsidiaries will, prior to the earlier of the Second Closing Date or termination or expiration of the related option, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

          (f) Neither the Company nor any of its subsidiaries will acquire any capital stock of the Company prior to the earlier of the Second Closing Date or termination or expiration of the related option nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date prior to the earlier of the Second Closing Date or termination or expiration of the related option, except in either case as contemplated by the Prospectus.

          (g) Not later than _________, 1997 the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act.

          (h) During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by you or a dealer, the Company will furnish to you at its expense, subject to the provisions of subsection (d) hereof, copies of the Registration Statement, the Prospectus, each preliminary prospectus, the Incorporated Documents and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

          (i) The Company will cooperate with you in qualifying or registering the Shares for sale under the blue sky laws of such jurisdictions as you designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

          (j) During the period of five years hereafter, the Company will furnish you with a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or the NASD; (ii) as soon as practicable after the release thereof, of each material press release in respect of the Company; and (iii) as soon as available, of each report of the Company mailed to stockholders.

          (k) The Company will use the net proceeds received by it from the sale of the Shares, if any, being sold by it in the manner specified in the Prospectus.

          (l) If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A and/or Rule 434, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A, Rule 424(b) and/or Rule 434, copies of an amended Prospectus, or, if required by such Rule 430A and/or Rule 434, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted. If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement not later than the date of the execution of the Pricing Agreement. If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111.

          (m) The Company will comply with all registration, filing and reporting requirements of the Exchange Act and the Nasdaq National Market.

     SECTION 7. PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company agrees to pay (i) all costs, fees and expenses (other than legal fees and disbursements of your counsel and the expenses incurred by you) incurred in connection with the performance of the Company's and the Selling Stockholder's obligations hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and the Selling Stockholders and of the Company's independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, each preliminary prospectus and the Prospectus (including all Incorporated Documents, exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Pricing Agreement and the Blue Sky Memorandum,
(ii) all costs, fees and expenses (including legal fees not to exceed $12,500 and disbursements of your counsel) incurred in connection with qualifying or registering all or any part of the Shares for offer and sale under blue sky laws, including the preparation of a blue sky memorandum relating to the Shares and clearance of such offering with the NASD, and (iii) all fees and expenses of the Company's transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to you.

     The provisions of this Section shall not affect any agreement which the Company and the Selling Stockholders have previously made for the allocation or sharing of such expenses and costs.

     SECTION 8. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITER. Your obligation to purchase and pay for the Firm Shares on the First Closing Date and the Option Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions:


          (a) The Registration Statement shall have become effective either prior to the execution of this Agreement or not later than 1:00 P.M., Chicago Time, on the first full business day after the date of this Agreement, or such later time as shall have been consented to by you but in no event later than 1:00 P.M., Chicago Time, on the third full business day following the date hereof; and prior to the First Closing Date or the Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Selling Stockholders or you, shall be contemplated by the Commission. If the Company has elected to rely upon Rule 430A and/or Rule 434, the information concerning the initial public offering price of the Shares and price-related information shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed period and the Company will provide evidence satisfactory to you of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430A and 424(b)). If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

          (b) The Shares shall have been qualified for sale under the blue sky laws of such states as shall have been specified by you.

          (c) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and the Pricing Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by your counsel exercising reasonable judgment.

          (d) You shall not have advised the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of your counsel, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

          (e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries, whether or not arising in the ordinary course of business, which, in your judgment, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

          (f) There shall have been furnished to you, on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

              (i) An opinion of Triplett, Woolf & Garretson, LLP, counsel for the Company, addressed to you and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                    (1) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Kansas with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company has been duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, every jurisdiction where the ownership or leasing of property, or the conduct of its business requires such qualification except where the failure so to qualify would not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole;

                    (2) an opinion to the same general effect as clause (1) of this subparagraph (i) in respect of each direct and indirect United States subsidiary of the Company;

                    (3) all of the issued and outstanding capital stock of each United States subsidiary of the Company has been duly authorized, validly issued and is fully paid and nonassessable, and, except as disclosed in the Registration Statement, the Company owns directly or indirectly 100 percent of the outstanding capital stock of each subsidiary, and to the best knowledge of such counsel, such stock is owned free and clear of any claims, liens, encumbrances or security interests;

                    (4) the authorized capital stock of the Company, of which there is outstanding the amount set forth in the Registration Statement and Prospectus (except for subsequent issuances, if any, pursuant to stock options or other rights referred to in the Prospectus), conforms as to legal matters in all material respects to the description thereof in the Registration Statement and Prospectus;

                    (5) the issued and outstanding capital stock of the Company (including the Shares) has been duly authorized and validly issued and is fully paid and nonassessable;

                    (6) the certificates for the Shares to be delivered hereunder are in due and proper form and when duly countersigned by the Company's transfer agent and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement and the Pricing Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable;

                    (7) the Registration Statement has become effective under the 1933 Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable), the Prospectus and each amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act; such counsel have no reason to believe that either the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable) or the Prospectus, or the Registration Statement or the Prospectus as amended or supplemented (except as aforesaid), as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented, if applicable, as of the First Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; the statements in the Registration Statement and the Prospectus summarizing statutes, rules and regulations are accurate and fairly and correctly present the information required to be presented by the 1933 Act or the rules and regulations thereunder, in all material respects and such counsel does not know of any statutes, rules and regulations required to be described or referred to in the Registration Statement or the Prospectus that are not described or referred to therein as required; and such counsel does not know of any legal or governmental proceedings pending or threatened required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed, as required;

                    (8) this Agreement and the performance of the Company's obligations hereunder have been duly authorized by all necessary corporate action and this Agreement has been duly executed and delivered by and on behalf of the Company, and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act as to which no opinion need be expressed; and no approval, authorization or consent of any public board, agency, or instrumentality of the United States or of any state or other jurisdiction is necessary in connection with the issue or sale of the Shares by the Selling Stockholders pursuant to this Agreement (other than under the 1933 Act, applicable blue sky laws and the rules of the NASD) or the consummation by the Company of any other transactions contemplated hereby;

                    (9) the execution and performance of this Agreement will not contravene any of the provisions of, or result in a default under, any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument known to such counsel, of the Company or any of its subsidiaries or by which the property of any of them is bound and which contravention or default would be material to the Company and its subsidiaries taken as a whole; or violate any of the provisions of the charter or bylaws of the Company or any of its subsidiaries or, so far as is known to such counsel, violate any statute, order, rule or regulation of any regulatory or governmental body having jurisdiction over the Company or any of its subsidiaries;

                    (10) all documents incorporated by reference in the Prospectus, when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act; and such counsel have no reason to believe that any of such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; such counsel need express no opinion as to the financial statements or other financial or statistical data contained in any such document; and

                    (11) to such counsel's knowledge, all offers and sales of the Company's capital stock since January 1, 1993 were at all relevant times exempt from the registration requirements of the 1933 Act or duly registered thereunder and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

               In rendering such opinion, such counsel may state that they are relying upon the certificate of UMB Bank, National Association, the transfer agent for the Common Stock, as to the number of shares of Common Stock at any time or times outstanding, and that insofar as their opinion under clause (7) above relates to the accuracy and completeness of the Prospectus and Registration Statement, it is based upon a general review with the Company's representatives and independent accountants of the information contained therein, without independent verification by such counsel of the accuracy or completeness of such information. Such counsel may also rely upon the opinions of other competent counsel and, as to factual matters, on certificates of officers of the Company and of state officials, in which case their opinion is to state that they are so doing and copies of said opinions or certificates are to be attached to the opinion unless said opinions or certificates (or, in the case of certificates, the information therein) have been furnished to you in other form.

             (ii) An opinion of Addleshaw Sons & Latham, counsel for the Company, addressed to you and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                    (1) Brite Voice Systems Group, Limited (the "FOREIGN SUBSIDIARY") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

                    (2) the Foreign Subsidiary has the corporate power to own, lease and operate its properties and to conduct its business as it is currently being conducted;

                    (3) the Foreign Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure so to qualify would not have a material adverse effect on the financial condition, earnings, operations, business or business prospects of such corporation; and

                    (4) with respect to the Foreign Subsidiary, the performance of this Agreement and the consummation of the transactions herein contemplated (other than performance of the Company's indemnification and contribution obligations hereunder, concerning which no opinion need be expressed) will not, to such counsel's knowledge, result in the violation of any statue, rule or regulation.

                          Counsel rendering the foregoing opinion may rely as to
               questions of fact upon representations or certificates of officers of the Company and of government officials, in which case their opinion is to state that they are so relying. Copies of any representation or certificate so relied upon shall be delivered to you.

             (iii) An opinion of Kelley Drye & Warren or Stinson Mag & Fizell, as applicable, each counsel for certain of the Selling Stockholders, addressed to you and dated the First Closing Date, with respect to the Selling Stockholders so represented, to the effect that:

                    (1) this Agreement and the Pricing Agreement have been duly authorized (as applicable), executed and delivered by or on behalf of each such Selling Stockholder; the Custody Agreement and Power of Attorney have been duly authorized (as applicable), executed and delivered by each such Selling Stockholder; and the performance of this Agreement and the Pricing Agreement and the consummation of the transactions herein contemplated by each such Selling Stockholder will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or is bound or to which any of the property of such Selling Stockholder is subject, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over any of such Selling Stockholder or any of their properties, except such as would not materially effect the consummation of the transactions contemplated hereby or effect title to the Shares; and, to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement and the Pricing Agreement in connection with the sale of Shares to be sold by such Selling Stockholder hereunder, except such as have been obtained under the 1933 Act (or the rules and regulations thereunder) and such as may be required under applicable blue sky laws (or the rules and regulations thereunder) in connection with the purchase and distribution of such Shares by you and the clearance of such offering with the NASD;

                    (2) each such Selling Stockholder has full power and authority to enter into this Agreement, the Pricing Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold on the First Closing Date by such Selling Stockholder hereunder and, assuming you acquire the Shares in good faith and without notice of any adverse claim within the meaning of the UCC, title to such Shares so sold, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights whatsoever, has been transferred to you upon payment therefor, as contemplated by this Agreement; and

                    (3) assuming due authorization, execution and delivery by the other parties thereto, this Agreement, the Pricing Agreement, the Custody Agreement and the Power of Attorney are valid and legally binding agreements of each such Selling Stockholder enforceable in accordance with their respective terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights and by general equitable principles and except with respect to those provisions relating to indemnities for liabilities arising under the 1933 Act and applicable blue sky laws, as to which no opinion need be expressed.

          In rendering such opinion, such counsel may assume the legal capacity of all natural persons.

             (iv) Such opinion or opinions of Chapman and Cutler, your counsel, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

              (v) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                    (1) the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

                    (2) the Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

               The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1) and (2) of this subparagraph to be set forth in said certificate.

             (vi) A certificate of each Selling Stockholder dated the First Closing Date to the effect that the representations and warranties of such Selling Stockholder set forth in Section 3 of this Agreement are true and correct as of such date and the Selling Stockholder has complied with all the agreements and satisfied all the conditions on the part of such Selling Stockholder to be performed or satisfied at or prior to such date.

             (vii) At the time the Pricing Agreement is executed and also on the First Closing Date or the Second Closing Date, as the case may be, there shall be delivered to you a letter addressed to you from Arthur Andersen LLP, independent accountants, the first one to be dated the date of the Pricing

          Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, to the effect set forth in Schedule B. There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Shares as contemplated hereby.

            (viii) Such further certificates and documents as you may reasonably request.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Chapman and Cutler, your counsel, which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

     The obligation of each Selling Stockholder to sell or deliver the Firm Shares on the First Closing Date shall be subject to the condition that the Registration Statement shall have become effective prior to the First Closing Date and that no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or to the knowledge of the Company, the Selling Stockholder or you, shall be contemplated by the Commission.

     If any condition to your obligations or the obligations of the Selling Stockholders hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election or, with respect to conditions to the Selling Stockholders obligations at the election of any Selling Stockholder, will terminate upon notification to you, the Company and the Selling Stockholders, as the case may be, without liability on your part or the part of the Company or any Selling Stockholder, except for the expenses to be paid or reimbursed by the Company and the Selling Stockholders pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.

     SECTION 9. REIMBURSEMENT OF UNDERWRITER'S EXPENSES. If the sale of the Shares to you on the First Closing Date is not consummated because any condition of your obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to a default or omission by you, the Company agrees to reimburse you upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of your counsel) that shall have been reasonably incurred by you in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 7 and Section 11 shall at all times be effective and shall apply. Except as provided in the preceding sentence and in Section 7, you shall not be entitled to reimbursement of any such expenses.

     SECTION 10. EFFECTIVENESS OF REGISTRATION STATEMENT. You, the Company and the Selling Stockholders will use your, its and their best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

     SECTION 11. INDEMNIFICATION. (a) The Company and each Selling Stockholder, jointly and severally, agree to indemnify and hold harmless you and each person, if any, who controls you within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which you or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and/or such Selling Stockholders, as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and/or Rule 434, if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (or, in the Prospectus or any supplement thereto, in light of the circumstances under which they were made) not misleading; and will reimburse you and each such controlling person for any legal or other expenses reasonably incurred by you or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that neither the Company nor any Selling Stockholder will be liable in any such case to the extent, but only to the extent, that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by you, specifically for use therein; or
(ii) if such statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by you (or any person who controls you) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from you in the offering and (2) you failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the 1933 Act. In addition to their other obligations under this
Section 11(a), the Company and the Selling Stockholders agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission described in this Section 11(a), they will reimburse you and such controlling person on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's and the Selling Stockholders' obligation to reimburse you and each such controlling person for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company and the Selling Stockholders may otherwise have.

     In the event of a claim for indemnity pursuant to the provisions contained in paragraph (a) of this Section 11, the Underwriter agrees, in the event it pursues such claim against one or more Selling Stockholders, to also pursue such claim against the Company and, prior to seeking collection from one or more of the Selling Stockholders on any judgment, order, award or determination obtained pursuant to such claim, to first use its reasonable best efforts during the six month period immediately following the date of said judgment, order, award or determination to collect such claim in full from the Company; provided, however, that if the Underwriter reasonably determines that collection from the Company is unlikely to be received in full within such six month period, the Underwriter may seek collection of such claim from one or more of the Selling Stockholders without waiting for the expiration of such six month period.

     Without limiting the full extent of the Company's agreement to indemnify you as herein provided, each Selling Stockholder shall be liable under the indemnity agreements contained in paragraph (a) of this Section only for an amount not exceeding the proceeds received by such Selling Stockholder from the sale of Shares hereunder.

     (b) You agree to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each Selling Stockholder and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Stockholder or controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with your written consent), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (or, in the Prospectus or any supplement thereto, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with Section 4 of this Agreement or any other written information furnished to the Company by you specifically for use in the preparation thereof, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to your other obligations under this Section 11(b), you agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission described in this Section 11(b), you will reimburse the Company and the Selling Stockholders and such controlling person on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of your obligation to reimburse the Company and the Selling Stockholders and such controlling person for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which you may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 11 except to the extent that the indemnifying party was materially prejudiced by such failure to notify. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by you if you are an indemnified party, representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After the indemnifying party has notified the indemnified party that it is assuming such defense, the indemnified party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but except as provided above, the fees and expenses of such counsel shall be at the expense of such indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such proceeding.

     (d) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsection (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and you from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders and you in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Stockholders and you shall be deemed to be in the same proportion in the case of the Company and the Selling Stockholders, as the total price paid to the Company and the Selling Stockholders for the Shares by you (net of underwriting discount but before deducting expenses), and in your case, as the underwriting discount received by you, bears, in each case, to the total of such amounts paid to the Company and the Selling Stockholders and received by you as underwriting discount, in each case as contemplated by the Prospectus. The relative fault of the Company and the Selling Stockholders and you shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Stockholders or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim which is the subject of this subsection (d).

     The Company, the Selling Stockholders and you agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by you and distributed to the public were offered to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Selling Stockholder shall be required to contribute any amount in excess of the net proceeds received by it in connection with the offer and sale of the Shares. No person guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The provisions of this Section 11 shall survive any termination of this Agreement.

     SECTION 12. EFFECTIVE DATE. This Agreement shall become effective immediately as to Sections 7, 9, 11 and 13 and as to all other provisions at 10:00 A.M., Chicago Time, on the day following the date upon which the Pricing Agreement is executed and delivered, unless such a day is a Saturday, Sunday or holiday (and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday); but this Agreement shall nevertheless become effective at such earlier time after the Pricing Agreement is executed and delivered as you may determine on and by notice to the Company and the Selling Stockholders or by release of any Shares for sale to the public. For the purposes of this Section, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams offering the Shares for sale to securities dealers, whichever may occur first.

     SECTION 13. TERMINATION. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

              (a) This Agreement may be terminated by the Company by notice to you and the Selling Stockholders or by any Selling Stockholder by notice to the Company, the other Selling Stockholders and you, or by you by notice to the Company and the Selling Stockholders at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or the Selling Stockholders to you (except for the expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof) or of you to the Company or the Selling Stockholders or of any Selling Stockholder to the Company or any other Selling Stockholder.

              (b) This Agreement may also be terminated by you prior to the First Closing Date, and the option referred to in Section 5, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Illinois, New York, or United States authorities, or
          (iii) there shall have been any change in financial markets or in political, economic or financial conditions which, in your opinion, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power which in your opinion makes it impractical or inadvisable to offer or sell the Shares. Any termination pursuant to this paragraph (b) shall be without liability on your part to the Company or the Selling Stockholders or on the part of the Company to you or the Selling Stockholders (except for expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in
          Section 11 hereof) or on the part of any Selling Stockholder to the Company or any other Selling Stockholder.

     SECTION 14. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of its or their partners, principals, members, officers or directors or any controlling person, or the Selling Stockholders or any of their controlling persons as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

     SECTION 15. DEFAULT OF SELLING STOCKHOLDERS. If any Selling Stockholder or Selling Stockholders default in their obligations to sell and deliver Shares hereunder on the First Closing Date and the aggregate number of Shares that such defaulting Selling Stockholder or Selling Stockholders agreed but failed to sell and deliver does not exceed 10% of the total number of Shares that the Selling Stockholders are obligated to sell and deliver on the First Closing Date, the other Selling Stockholders may make arrangements satisfactory to you for the sale and delivery of such Shares by other persons, including any of the Selling Stockholders, but if no such arrangements are made within 36 hours after such default, this Agreement will terminate without liability on the part of you, the Company or any non-defaulting Selling Stockholder. As used in this Agreement, the term "Selling Stockholder" includes any person substituted for a Selling Stockholder under this Section. Nothing herein will relieve a defaulting Selling Stockholder from liability for its default.

     SECTION 16. NOTICES. All communications hereunder will be in writing and, if sent to you will be mailed, delivered or telegraphed and confirmed to you c/o William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, with a copy to Jonathan A. Koff, Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603; if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters with a copy to Thomas P. Garretson, Triplett, Woolf & Garretson LLP, Suite 800 Centre City Plaza, 151 North Main, Wichita, Kansas 67202; and if sent to the Selling Stockholders will be mailed, delivered or telegraphed and confirmed to the Agents and the Custodian at such address as they have previously furnished to the Company and you, with a copy to Marc A. Salle, Stinson Mag & Fizell, 1201 Walnut, Suite 2800, P.O. Box 419251, Kansas City, Missouri 64141-6251, and Merrill B. Stone, Kelley Drye & Warren, 101 Park Avenue, New York, New York 10178. Copies of any notice sent pursuant to this Agreement shall be sent to all parties and their respective counsel.

     SECTION 17. SUCCESSORS. This Agreement and the Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and no other person will have any right or obligation hereunder. The term "SUCCESSORS" shall not include any purchaser of the Shares as such from you merely by reason of such purchase.

     SECTION 18. PARTIAL UNENFORCEABILITY. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

     SECTION 19. APPLICABLE LAW. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and you, all in accordance with its terms.


                                        Very truly yours,

                                        BRITE VOICE SYSTEMS, INC.



                                        By
                                          --------------------------------------
                                                   Chief Executive Officer


                                        [SELLING STOCKHOLDERS]



                                        By

                                          --------------------------------------
                                                  Agent and Attorney-in-Fact

The foregoing Agreement is hereby
confirmed and accepted as of
the date first above written.


WILLIAM BLAIR & COMPANY, L.L.C.


By
  -----------------------------------
            Principal

                                   SCHEDULE A


                                                             Number of
                                                              Shares
                                                            to be Sold
                                                            ----------
SELLING STOCKHOLDERS:


               Alan C. Maltz . . . . . . . . . . . . . . . .   869,738
               Scott A. Maltz. . . . . . . . . . . . . . . .   315,081
               Stephen B. Rockoff. . . . . . . . . . . . . .   147,582
               Michael D. Heinrich . . . . . . . . . . . . .    42,000
               Laurence W. Potter, III . . . . . . . . . . .     3,000
                                                            ----------
               Total . . . . . . . . . . . . . . . . . . . . 1,377,401
                                                            ----------
                                                            ----------

                                   SCHEDULE B

                      Comfort Letter of Arthur Andersen LLP

     (1) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act.

     (2) In their opinion the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the consolidated financial statements of the Company from which the information presented under the caption "Summary Consolidated Financial Information" has been derived which are stated therein to have been examined by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the Exchange Act.

     (3) On the basis of specified procedures (but not an examination in accordance with generally accepted auditing standards), including inquiries of certain officers of the Company and its subsidiaries responsible for financial and accounting matters as to transactions and events subsequent to December 31, 1995, a reading of minutes of meetings of the stockholders and directors of the Company and its subsidiaries since December 31, 1995, a reading of the latest available interim unaudited consolidated financial statements of the Company and its subsidiaries (with an indication of the date thereof) and other procedures as specified in such letter, nothing came to their attention which caused them to believe that at a specified date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there was any change in the capital stock or long-term debt or short-term debt (other than normal payments) of the Company and its subsidiaries on a consolidated basis or any decrease in consolidated net current assets or consolidated stockholders' equity as compared with amounts shown on the latest balance sheet of the Company included in the Registration Statement or for the period from the date of such balance sheet to a date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there were any decreases, as compared with the corresponding period of the prior year, in consolidated net sales, consolidated income before income taxes or in the total or per share amounts of consolidated net income except, in all instances, for changes or decreases which the Prospectus discloses have occurred or may occur or which are set forth in such letter.

     (4) They have carried out specified procedures, which have been agreed to by you, with respect to certain information in the Prospectus specified by you, and on the basis of such procedures, they have found such information to be in agreement with the general accounting records of the Company and its subsidiaries.

                                                                       EXHIBIT A

                            BRITE VOICE SYSTEMS, INC.

                        1,377,401 Shares Common Stock *

                                PRICING AGREEMENT

                                                              February ___, 1996

William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois  60606


Ladies and Gentlemen:

     Reference is made to the Underwriting Agreement dated February ___ , 1996 (the "UNDERWRITING AGREEMENT") relating to the sale by the Selling Stockholders and the purchase by you of the above Shares and the possible sale by the Company and the purchase by you, at your option, of up to 206,610 additional shares to cover overallotments. All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

     Pursuant to Section 5 of the Underwriting Agreement, the Company and each of the Selling Stockholders agrees with you as follows:

          1. The initial public offering price per share for the Shares shall be $_______________.

          2. The purchase price per share for the Shares to be paid by you shall be $________, being an amount equal to the initial public offering price set forth above less $________ per share.








-------------------------
* Plus an option to acquire up to 206,610 additional shares to cover overallotments.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Stockholders and you, all in accordance with its terms.

                                        BRITE VOICE SYSTEMS, INC.



                                        By
                                           ------------------------------------
                                                 Chief Executive Officer


                                        [SELLING STOCKHOLDERS]



                                        By
                                           ------------------------------------
                                                Agent and Attorney-in-Fact

The foregoing Agreement is hereby
confirmed and accepted as of
the date first above written.


WILLIAM BLAIR & COMPANY, L.L.C.


By
   ---------------------------------
               Principal


                                       -2-